Exhibit 10.1

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is made and entered into on January 29, 2018, by and between PW Partners, LLC, a Delaware limited liability company (the “Standby Purchaser”), and Famous Dave’s of America, Inc., a Minnesota corporation (the “Company”).

RECITALS

WHEREAS, pursuant to a rights offering (the “Rights Offering”), the Company proposes to raise up to $5,536,408.50 by distributing, at no charge, to holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on a record date (the “Record Date”) to be set by the Board of Directors of the Company (the “Board”), non-transferable rights (the “Rights”) to subscribe for and purchase shares of Common Stock;

WHEREAS, each Right will entitle the holder to subscribe for shares of Common Stock in an amount and at a price per share (the “Subscription Price”) to be determined by the Board in its discretion (the “Basic Subscription Privilege”), and each holder of Rights who exercises in full his, her or its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock to the extent they are available, at the Subscription Price (the “Over-Subscription Privilege”);

WHEREAS, in order to facilitate the Rights Offering, the Company has offered to the Standby Purchaser the opportunity, and the Standby Purchaser has agreed, to purchase in a private placement separate from the Rights Offering, at the Subscription Price and subject to the terms and conditions of this Agreement, any shares of Common Stock that are not issued in the Rights Offering pursuant to the stockholders’ exercise of their Basic Subscription Privilege and Over-Subscription Privilege (the “Unsubscribed Shares” and such offering, the “Standby Offering”); and

WHEREAS, the Standby Purchaser has agreed to exercise its Basic Subscription Privilege with respect to all shares of Common Stock owned by it as of November 9, 2017, and purchase all shares of Common Stock issuable in respect of such Basic Subscription Privilege.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

Section 1.              Standby Purchase Commitment.

(a)           Standby Purchase Commitment. If and to the extent Unsubscribed Shares are not purchased by the Company’s stockholders pursuant to the exercise of Rights (including both the Basic Subscription Privilege and the Over-Subscription Privilege) in connection with the Rights Offering, the Standby Purchaser hereby agrees to purchase from the Company at the Subscription Price the Unsubscribed Shares, up to the full amount of shares of Common Stock offered by the Company in the Rights Offering but in no event shall the Standby Purchaser purchase such number of Unsubscribed Shares that would result in the Standby Purchaser beneficially owning 20% or more of the issued and outstanding shares of Common Stock immediately after the completion of the Standby Offering (the “Commitment Amount”).

(b)           Allocation of Unsubscribed Shares. Promptly following the expiration of the Rights Offering, the Company will determine the amount of Unsubscribed Shares. Upon the Company’s determination of the number of Unsubscribed Shares, the Company promptly will notify the Standby Purchaser in writing of the amount of Common Stock to be purchased by it, which amount may be less than the Commitment Amount (the “Allocated Amount”).

(c)           Closing.  On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Allocated Amount (the “Closing”) shall take place at the offices of the Company at 10:00 a.m., Central time, on the third business day following the closing of the Rights Offering, or such other place, time or date as may be determined by the parties hereto (the “Closing Date”).  At the Closing, the Company shall deliver or cause to be delivered to the Standby Purchaser (or its designees) one or more certificates (or evidence of book-entry records) representing the shares of Common Stock issued to the Standby Purchaser and the Standby Purchaser shall deliver (or cause to be delivered) to the Company, in cash or other immediately available funds, the aggregate Subscription Price relating to such shares of Common Stock.

(d)           Withdrawal and Termination.  At any time prior to the Closing Date, the Company may in its sole discretion withdraw or terminate the Rights Offering or the Standby Offering. In the event that the Company withdraws or terminates the Rights Offering or the Standby Offering, the Company will return the Standby Purchaser’s payment, or portion thereof, if any, to the Standby Purchaser, without interest or other income, promptly thereafter.

Section 2.              Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:

(a)           Existence and Good Standing; Authority.  The Standby Purchaser is a limited liability company validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and carry on its business as presently conducted.

(b)           Authorization of Agreement; Enforceability.  This Agreement has been duly and validly authorized, executed and delivered by the Standby Purchaser. This Agreement is valid, binding and enforceable against the Standby Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(c)           Accredited Investor.  The Standby Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(d)           Information; Knowledge of Business.  The Standby Purchaser is familiar with the business in which the Company is engaged. The Standby Purchaser has knowledge and experience in financial and business matters; is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. The

Standby Purchaser acknowledges that, prior to executing this Agreement, it (and each of its representatives) has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(e)           Availability of Funds.  The Standby Purchaser has available sufficient funds to pay the full Commitment Amount if needed.

(f)            Investment Intent.  The Standby Purchaser is acquiring its shares of Common Stock for its own account, with the intention of holding such shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares.

(g)           No Manipulation or Stabilization of Price.  The Standby Purchaser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and the Standby Purchaser is not aware of any such action taken or to be taken by any person.

Section 3.              Representations and Warranties of the Company.

(a)           Existence and Good Standing; Authority.  The Company is a corporation validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as presently conducted.

(b)           Authorization of Agreement; Enforceability.  This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(c)           Due Authorization and Issuance of Shares.  All of the shares of Common Stock to be issued pursuant to this Agreement will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the prospectus to be filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the Rights Offering (the “Prospectus”), will be validly issued, fully paid and non-assessable; and none of such shares of Common Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

(d)           No Conflicts.  The Company is not in violation of its Articles of Incorporation, as amended, or Amended and Restated Bylaws, as amended, or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on the Company, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party which lien, charge or encumbrance could reasonably be expected to have a material adverse effect on the Company, or result in a violation of the Certificate of Incorporation or Bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property; and, except as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

Section 4.              Conditions to Closing.

(a)           Conditions to Both Parties’ Obligations.  The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            the Rights Offering shall have been consummated in accordance with the terms and conditions described in the Prospectus; and

(ii)           no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Standby Offering or the transactions contemplated by this Agreement.

(b)           Conditions to Company’s Obligations.  The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            the representations and warranties of the Standby Purchaser in Section 2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii)           the Standby Purchaser shall have performed all of its obligations hereunder.

(c)           Conditions to Standby Purchaser’s Obligations.  The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            the representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii)           the Company shall have performed all of its obligations hereunder.

Section 5.              Survival. The representations and warranties of the parties contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 6.              Covenants.

(a)           SEC Filings.  The Company agrees, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement relating to the Rights Offering (the “Registration Statement”) or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b)           Information About Standby Purchaser.  The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that may be necessary or appropriate and will make any information furnished to the Company for the Prospectus by the Standby Purchaser not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Public Announcements.  Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable.

Section 7.              Termination.

(a)           By Standby Purchaser.  The Standby Purchaser may terminate this Agreement (i) upon the occurrence of a suspension of trading in the Common Stock by The Nasdaq Stock Market, any suspension of payments with respect to banks in the United States or a declaration of war or national emergency in the United States, or (ii) if the Company materially breaches its obligations under this Agreement and such breach is not cured within five business days following written notice to the Company.

(b)           By the Company.  The Company may terminate this Agreement (i) in the event the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering and/or the Standby Offering, (ii) if consummation of the Rights Offering and/or the Standby Offering is prohibited by applicable law, rules or regulations, or (iii) if the Standby Purchaser materially breaches its obligations under this Agreement and such breach is not cured within five business days following written notice to the Standby Purchaser.

(c)           Other.  This Agreement shall terminate upon the parties’ mutual consent.

(d)           Effect of Termination.  The Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to this Section 7 (other than termination by one party in the event of a breach of this Agreement by the other party or a misrepresentation of any of the statements made hereby by the other party), shall be without liability to the Company or the Standby Purchaser.

Section 8.              Notices.  All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Famous Dave’s of America, Inc.

12701 Whitewater Drive

Suite 190

Minnetonka, MN 55343

Attn: Dexter Newman

(952) 294-1300 (ph)

With a copy (which shall not constitute notice to the Company) to:

J.C. Anderson

Gray Plant Mooty

500 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

(612) 632-3002 (ph)

Seth R. Molay, P.C.

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue

Suite 4100

Dallas, Texas 75201

(214) 969-4780 (ph)

If to the Standby Purchaser:

PW Partners, LLC

141 W. Jackson Blvd.

Suite 1702

Chicago, IL 60604

Attn:  Patrick Walsh

(312) 347-1709 (ph)

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 8.

Section 9.              Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Standby Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 10.            Indemnification.  To the fullest extent permitted by law, the Standby Purchaser hereby agrees to indemnify and hold harmless the Company, its affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of the Standby Purchaser in this Agreement.

Section 11.            Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.  ANY DISPUTES ARISING FROM, OR BASED ON ANY RIGHT ARISING OUT OF OR IN ANY WAY RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURTS OF THE STATE OF MINNESOTA, COUNTY OF HENNEPIN, CITY OF MINNEAPOLIS, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) FOR SUCH LIMITED PURPOSE IN ANY SUCH PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN FOR SUCH LIMITED PURPOSE.  PROCESS IN ANY PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON EITHER PARTY ANYWHERE IN THE WORLD. EACH PARTY HERETO VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND NONAPPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.  THE PREVAILING PARTY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY SHALL BE ENTITLED TO RECOVER ITS REASONABLE FEES AND EXPENSES IN CONNECTION THEREWITH, INCLUDING LEGAL FEES.

Section 12.            Amendments. This Agreement may be modified or amended only by a written agreement, executed by both the Company and the Standby Purchaser, that specifically references this Agreement and the term(s) to be modified or amended and further specifies that it is intended to modify or amend such term(s).

Section 13.            Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

Section 14.            Miscellaneous.

(a)           Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchaser shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b)           The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(d)           The Standby Purchaser shall not assign this Agreement or any of its rights hereunder without the Company’s prior written consent.

(e)           Each party to this Agreement shall pay his, her or its own costs and expenses (including attorney fees) incurred in connection with the Rights Offering, the Standby Offering and the other transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Standby Purchaser has executed this Agreement on and as of the date first set forth above.

STANDBY PURCHASER:

PW PARTNERS, LLC

		By:	/s/ Patrick Walsh
		Name:	Patrick Walsh
		Title:	Managing Member, CEO

ACCEPTED AND AGREED:

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ Dexter Newman
Name:	Dexter Newman
Title:	Chief Financial Officer

Standby Purchase Agreement Signature Page